Right to Conversion Agreement

THIS RIGHT TO CONVERSION AGREEMENT (this "Agreement") is made and entered into as of 21st June 2024, between Clean Energy Technologies, Inc. a corporation incorporated in Nevada and having its address at 1340 Reynolds Ave. #120 Irvine, CA 92614, USA (the "Company") and FPM Development LLC, a Nevada limited liability company, and Evergreen Credit Facility I LLP, a Nevada limited liability company (collectively, the "Lender").

Recitals

WHEREAS, the Company is an owner of Vermont Renewable Gas, LLC, a Vermont limited liability company ("VRG") and whereas Lender desires to execute a separate Loan Agreement with VRG; and whereas Lender desires to convert 30% of the entire Loan amount disbursed into stock in CETY.

NOW, THEREFORE in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Conversion Right

1.1 Upon receipt of notice by the Lender, Company shall within fifteen (15) days issue common stock in the Company (NASDAQ). Such stock shall be equal to 30% of the loan amount disbursed to VRG under the Lending Agreement, with such amount demonstrated in Lender's notice to Company.

1.2 The Company shall issue such stock to the Lender at a 15% discounted value of the then-current share price.

2. DISPUTE RESOLUTION

2.1 Any disputes arising out of this Agreement shall be resolved through arbitration in Nevada in accordance with the rules of the American Arbitration Association.

2.2 The Parties hereby irrevocably waive, to the fullest extent permitted under Applicable Law the right to a trial by jury in any legal proceeding arising out of or related to this Agreement or by the transactions contemplated hereby or thereby.

3. CONFIDENTIALITY

3.1 The parties agree to maintain the confidentiality of the terms and any sensitive information that were disclosed during negotiation of this Agreement.

4. GOVERNING LAW

4.1 This Agreement shall be interpreted, governed by, and construed in accordance with the laws of the State of Nevada.

5. PARTIES THAT ARE NOT INDIVIDUALS

5.1 If any Party to this agreement is other than an individual (i.e. a corporation, a Limited Liability Company, a Partnership, or a Trust), said Party, and the individual signing on behalf of said Party hereby represents and warrants that all steps and actions have been taken under the entity's governing instruments to authorize the entry into this Agreement.

6. INTEGRATION

6.1 This Agreement, including the annexes mentioned in the body of the Agreement as incorporated by reference, sets forth the entire agreement between the Parties with regard to the subject matter hereof. All prior agreements, representations, and warranties, express or implied, oral or written with respect to any of the subject matter hereof, are superseded by this agreement. This is an integrated agreement.

7. SEVERABILITY

7.1 In the event any provision of this Agreement is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Agreement so as not to cause the invalidity or unenforceability of the remainder of the Agreement. All remaining provisions of this Agreement shall then continue in full force and effect. If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by law.

8. MODIFICATION

8.1 Except as otherwise provided in this document, the Agreement may be modified, superseded, or voided only upon written and signed Agreement by the Parties. Further, the physical destruction or loss of this document shall not be construed as a modification or termination of the Agreement as contained herein.

9. Notices

9.1 Any notice required or permitted by the Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or seventy-two (72) hours after being

deposited in the U.S. mail, as certified or registered mail with postage prepaid in the case of the Company to 1340 Reynolds Ave. #120, Irvine, CA 92614, USA and, in the case of the Lender, to 3101 West Exposition Boulevard, Los Angeles, California 90018, United States. The addresses for such notices and communications may be changed in writing hereafter, in the same manner for notices as provided herein, by either the Lender or Borrower.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

For Lender:

/s/ Tony Wong

Tony Wong
Managing Member
FPM Development, LLC
Date: June 21, 2024

For Borrower:

/s/ Kambiz Mahdi

Kambiz Mahdi
Chief Executive Officer
Clean Energy Technologies, Inc.
Date: June 21, 2024